Exhibit 10.28

THIRD AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. 2004 RESTRICTED STOCK PLAN

WHEREAS, this corporation maintains the Sky Financial Group, Inc. 2004 Restricted Stock Plan (the “Plan”); and

WHEREAS, the Company previously has amended the Plan and the Company’s Board of Directors has determined that further amendment of the Plan is necessary and desirable.

NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Company by Article VI of the Plan, the Plan, as previously amended, be and is hereby further amended, effective as of the date of adoption, in the following particulars:

1.        By adding the following new sentence to Section 3.1 of the Plan immediately after the last sentence of such section:

“Notwithstanding the foregoing, the Board may delegate authority to the Company’s Chief Executive Officer to grant a specified number of Awards of Restricted Stock and/or RSUs (as determined by the Board from time to time and during such time periods determined by the Board) to existing or prospective Employees (other than those individuals who are subject to Section 16(a) of the 1934 Act at the time of the grant) as the Chief Executive Officer determines appropriate without further action from the Board.”

2.        By adding the following new Section 7.8 to the Plan immediately after Section 7.7 thereof:

“SECTION 7.8. COMPLIANCE WITH RULE 16b-3.

With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of this Plan or action by the Board or the Committee fails to do so, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee and the Board.”

*        *        *

I, W. Granger Souder, Jr., Secretary of Sky Financial Group, Inc., hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Board of Directors of said corporation on December 14, 2005, and that the resolutions have not been changed or repealed.

/s/ W. Granger Souder, Jr.
Secretary as Aforesaid (Corporate Seal)